UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2025

Predictive Oncology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36790	33-1007393
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 43rd Street, Suite 110 Pittsburgh, Pennsylvania 15201 (412) 432-1500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Josh Blacher	Copy to:
Chief Financial Officer	Joshua A. Kaufman, Esq.
Predictive Oncology Inc.	DLA Piper LLP (US)
91 43rd Street, Suite 110	1251 Avenue of Americas
Pittsburgh, Pennsylvania 15201	New York, New York 10020
(412) 432-1500	(212) 335-4500
(Name, address and telephone number of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	POAI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On October 29, 2025, Predictive Oncology Inc., a Delaware corporation, (the “Company”), filed a prospectus supplement (the “Prospectus Supplement) to the prospectus, dated May 21, 2024, filed with the Securities and Exchange Commission as part of its registration statement on Form S-3 (333-279123) (the “Registration Statement”), as supplemented by its prospectus supplement, dated May 21, 2024, as further supplemented by the prospectus supplements dated April 18, 2025 and June 2, 2025 (collectively, the “ATM Prospectus”). The Company previously entered into an ATM Sales Agreement (the “Agreement”) on May 3, 2024 with H.C. Wainwright & Co., LLC (“Wainwright”), as sales agent, to sell shares of the Company’s common stock, par value $0.01 per share, from time to time, through an “at the market offering” program pursuant to which Wainwright will act as sales agent.

The Company filed the Prospectus Supplement to amend the ATM Prospectus to update the maximum amount of shares that it is eligible to sell from and after October 29, 2025, and to specify the value of common stock it would be permitted to sell in any 12-calendar month period under General Instruction I.B.6 of Form S-3. As of October 29, 2025, the Company could only offer and sell shares of its common stock having an aggregate offering price of up to $18,330,000. However, in the event that the Company’s public float increases or decreases, it may sell securities in public primary offerings on Form S-3 with a value up to one-third of the Company’s public float, in each case calculated pursuant to General Instruction I.B.6 of Form S-3 and subject to the terms of the Agreement. In the event that the Company’s public float increases above $75.0 million, it will no longer be subject to the limits in General Instruction I.B.6 of Form S-3. If the Company’s public float increases such that it may sell additional amounts under the Agreement and the Form S-3 registration statement of which the ATM Prospectus is a part, the Company will file another prospectus supplement prior to making additional sales. As of the date of the Prospectus Supplement, the Company sold securities with an aggregate market value of approximately $2,417,337 pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of the Prospectus Supplement.

DLA Piper LLP, counsel to the Company, has issued a legal opinion relating to the shares of the Company’s common stock that may be issued pursuant to the at-the-market offering program under the ATM Prospectus. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of DLA Piper LLP

23.1	Consent of DLA Piper LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY INC.

Date: October 29, 2025	By:	/s/ Josh Blacher
Josh Blacher
Chief Financial Officer